Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the Common Stock of Kirby Corporation and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of September 25, 2017.

Dated: September 25, 2017	Hushang Ansary

	By	/s/ Hushang Ansary
	Name:	Hushang Ansary

Dated: September 25, 2017	Parman International B.V.

	By:	/s/ Hushang Ansary
	Name:	Hushang Ansary
	Title:	Chairman

Dated: September 25, 2017	Ennia Caribe Holding N.V.

	By:	/s/ Hushang Ansary
	Name:	Hushang Ansary
	Title:	Chairman of the Supervisory Board

Dated: September 25, 2017	EC Investments International S.a.r.l.

	By:	/s/ Joe Walsh
	Name:	Joe Walsh
	Title:	Authorized Representative

Dated: September 25, 2017	Parman Capital Group LLC

	By:	/s/ Hushang Ansary
	Name:	Hushang Ansary
	Title:	Chairman

Dated: September 25, 2017	Parman Enterprises LLC

	By:	/s/ Hushang Ansary
	Name:	Hushang Ansary
	Title:	Chairman